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                                                                   Exhibit 10.37

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY AN ASTERISK, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                             AGREEMENT FOR SERVICES

         This AGREEMENT is made this 14 day of March, 2002 by and between Avid Bioservices, Inc., a Delaware corporation (hereinafter referred to as "AVID"), having its principal office at 14272 Franklin Avenue, Suite 115, Tustin, California 92780, and INHIBITEX, INC., a Delaware corporation (hereinafter referred to as "Inhibitex"), having its principal office at 8995 Westside Parkway, Suite 150, Alpharetta, Georgia 30004.

1. DEFINITIONS

         In this Agreement:

         (a) "Act" means The Federal Food, Drug, and Cosmetic Act of the United States of America as the same may be amended from time to time.

         (b) "Affiliate" means, with respect to either Party, any corporation or other business entity controlled by, controlling, or under common control with, such Party. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

         (c) "Agreement" means this agreement together with the Proposal for Development as the same may be amended as provided herein from time to time.

         (d) "Avid Invention" means an Invention made solely by employees of Avid.

         (e) "AVID Property" means any tangible or intangible property owned or possessed by AVID as of the date hereof or later made, acquired or developed by AVID during the term of this Agreement, including but not limited to its Confidential Information.

         (f) "AVID SOPs" means AVID's Standard Operating Procedures.

         (g) "Batch Production Record" means the detailed process steps for the production of the Product, including quality control testing as agreed by AVID and Inhibitex.

         (h) "Cell Line" means a genetically engineered mammalian cell line created by Inhibitex for the expression of a specific monoclonal antibody.

         (i) "cGMP" means current Good Manufacturing Practices as established by the FDA as the same may be amended from time to time.

         (j) "Confidential Information" with respect to any Party means know-how, technology, data (including, without limitation, Project Data), inventions, expertise, trade secrets or information either proprietary to that Party as of the date hereof or later made, learned, acquired, conceived or developed by or on behalf of that Party during the term of this Agreement (including any Inventions, applications for licensing, patenting or copyrighting any of the foregoing), which is disclosed to the other party and identified in writing or verbally as Confidential Information of the disclosing party. Any information transmitted in unwritten form




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and identified at the time as being confidential shall be considered as
Confidential Information if it is summarized in written form, clearly identified in writing, marked "Confidential" (or with a similar designation), and transmitted to the receiving party within thirty (30) days after the initial disclosure.

                  Confidential Information shall not include any information which (a) at the time of disclosure or thereafter is available or known to the public other than as a result of a disclosure by the receiving party in violation of this Agreement, (b) was known to the receiving party prior to disclosure by the disclosing Party, as evidenced by written records, (c) is, at any time, disclosed to the receiving Party by any third party having the right to disclose same, or (d) is developed by the receiving Party independent of any Confidential Information disclosed by the disclosing Party pursuant to this Agreement, as evidenced by written records.

         (k) "FDA" means the United States Food and Drug Administration.

         (l) "Inhibitex Invention" means an Invention made solely by employees of Inhibitex.

         (m) "Inhibitex Property" means any tangible or intangible property owned or possessed by Inhibitex as of the date hereof or later made, acquired or developed by Inhibitex during the term of this Agreement, including, but not limited to, its Confidential Information, Project Data, cell banks, cell lines, raw materials, in-process and finished Product, retention samples, batch records, and dedicated capital equipment and supplies purchased by Inhibitex or by AVID on behalf of Inhibitex.

         (n) "Invention" means any invention, improvement, or discovery, whether patentable or not, which is made by either Party in executing the Project.

         (o) "Joint Invention" means an Invention made jointly by one or more employees of Inhibitex and one or more employees of AVID.

         (p) "Party" means individually AVID or Inhibitex and "Parties" means AVID and Inhibitex together.

         (q) "Product" means Staphylococcus aureus monoclonal antibodies generated from the Cell Line by AVID in the course of the Project in accordance with the parameters and procedures set forth in the Proposal for Development.

         (r) "Project" shall have the meaning set forth in the Proposal for Development.

         (s) "Project Authorization" means an addendum to the Proposal for Development listing specific Project objectives, deliverables, milestones, estimated costs and payment terms, schedules and any special conditions/requirements that might apply to such Project.

         (t) "Project Data" means documentation, records, raw data, specimens, and other work product generated during execution of the Project and relating to the process development, manufacture or testing of the Product.

         (u) "Proposal for Development" means the Proposal for Development, which may consist of one or more Project Authorizations, attached hereto as Exhibit A as the same may be


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amended from time to time and which shall constitute an integral part of this
Agreement and is incorporated herein by reference.

2. THE PROJECT

         (a) Engagement of AVID. Inhibitex hereby engages AVID, and AVID hereby agrees, to process, develop, produce and test the Product on behalf of Inhibitex in accordance with the terms and subject to the conditions set forth herein.

         (b) Conduct of the Project. AVID's responsibilities hereunder with respect to the Product shall consist of the performance of the services specified in the Proposal for Development. AVID agrees to use its best efforts to perform its obligations with respect to the Project in accordance with the scope and within the estimated schedule and budget set forth in the Proposal for Development. If AVID anticipates that it will be unable to complete or perform any of its obligations under this Agreement for seven or more days after the date scheduled for the performance of such obligation or will exceed any amount budgeted for the Project by 10% or more, AVID will submit a revised Project Authorization to Inhibitex for its approval prior to continuing work on the Project. The Parties acknowledge that, as the Project progresses, the Parties may wish to optimize, augment, delete, or otherwise amend parameters and procedures currently set forth in the Proposal for Development. Such amendments shall be effective only if adopted in the manner set forth in Section 12(e) of this Agreement or by the Parties signing a revised "Project Authorization". Each Party hereby agrees not to unreasonably withhold its consent to any proposed amendment which does not have the effect of materially increasing the costs incurred in connection with the Project and to negotiate in good faith any amendment which would have such an effect.

         (c) Compensation. In consideration of the performance of AVID's obligations with respect to the Project, Inhibitex shall pay AVID in accordance with the terms set forth in the Proposal for Development.

         (d) Project Managers. AVID and Inhibitex will each assign a dedicated Project Manager to the Project as set forth in the Proposal for Development. AVID's Project Manager will be responsible for the overall timeliness and integrity of the Project and will communicate with, and provide a written status report to, Inhibitex's Project Manager, or his designee, on at least a bi-weekly basis, or more frequently if necessary, on all matters pertinent to the Project. Additional AVID personnel responsible for different components of the Project shall be identified in the Proposal for Development. Any dispute regarding AVID's performance with respect to the Project shall be resolved jointly by each Party's head of quality control and, failing the resolution of any dispute by such parties, by the Chief Executive Officer of each Party.

         (e) Waiver of In-Process Quality Control Holds. Project scheduling includes certain FDA "Points to Consider" (PTC) and in-process tests and assays. Project-specific PTC and in-process tests and assays will be detailed in the Proposal for Development. In general, PTC and in-process tests and assays required in "quality control (QC) holds" and the Project do not progress to subsequent scheduled events until the results of said PTC and in-process tests and assays are completed, documented and audited by the appropriate QC group. In the event that Inhibitex wishes to expedite the Project by eliminating said QC holds and proceeding to subsequent Project events without PTC and/or assay results, AVID's liability for the Project shall


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be limited to the point where said PTC or in-process tests or assays were waived by Inhibitex. Any such waiver must be mutually agreed upon by the Parties and documented in writing. The Parties agree hereby that Inhibitex bears the entire liability for waiver of QC holds.

         (f) Custody of Inhibitex Property. All Inhibitex Property shall be the sole and exclusive property of Inhibitex. In connection with this Agreement, the Parties agree that AVID will have custody over certain tangible Inhibitex Property. It is understood that such Inhibitex Property is held in trust by AVID for Inhibitex, that all such materials will be clearly labeled by AVID, unless so labeled by Inhibitex prior to delivery, as belonging to Inhibitex, and that AVID shall bear the risk of loss for any Inhibitex Property during the time that such property is in the possession of AVID. Risk of loss for the Inhibitex Property shall pass to Inhibitex upon delivery of such property to a carrier on behalf of Inhibitex or Inhibitex's designee. Title to tangible Inhibitex Property shall at all times remain in Inhibitex or its assigns and AVID shall not pledge to any party a security or other interest in the Inhibitex Property, nor shall AVID allow the Inhibitex Property to be otherwise encumbered. If necessary, AVID will retain and store Inhibitex Property after the Project is completed for no longer than three months from completion of the Project for equipment, materials and cell banks, and twelve (12) months for retained samples at no cost. AVID shall maintain required retention samples on hand at no cost to Inhibitex in accordance with the rules and regulations of the FDA. All Property shipped from AVID to Inhibitex shall be shipped at the sole cost and expense of Inhibitex and Inhibitex shall inform AVID in advance of the dollar value of any insurance to be added to the shipment. Thereafter, Inhibitex may request contracted storage arrangements at Inhibitex's sole cost and expense. Except as is specifically permitted under Section 7, AVID shall not use any Inhibitex Property for any purpose other than performing its obligations under this Agreement.

         (g) AVID Property. All AVID Property shall be the sole and exclusive property of AVID.

3. REPRESENTATIONS AND WARRANTIES

         (a) AVID Representations and Warranties. AVID represents and warrants:
(i) that it has the full power, right and authority to execute, deliver and perform this Agreement;(ii) that it will assign to the Project professional personnel, qualified to perform the process procedures consistent with the technical requirements of the Project; (iii) that none of the AVID personnel to be assigned to the Project have or shall have been subject to debarment under the Generic Drug Enforcement Act or any other penalty or sanction by the FDA
(iv) that it will conduct the Project in conformity with AVID SOPs, cGMP, all applicable FDA regulatory requirements and the procedures and parameters set forth in the Proposal for Development and generally accepted professional standards (except as otherwise specifically provided in any Project Authorization as mutually agreed to by the Parties); (v) that the Project Data will be prepared in accordance with AVID SOPs, cGMP, all applicable FDA regulatory requirements and the procedures and parameters set forth in the Proposal for Development and in the AVID Batch Production Records or reports;
(vi) that, upon delivery of Product to a carrier on behalf of Inhibitex or Inhibitex's designee and during such time as Product is under AVID's control, Product will be in conformity with the Act and shall not be adulterated or misbranded or otherwise of a nature which may not be introduced into United States interstate commerce, or misused, contaminated, tampered with or otherwise altered, mishandled, or subjected to negligence; and (vii) that AVID's performance of its obligations under this Agreement will not, to its knowledge, violate or infringe on the


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patents, trademarks, trade names, service marks, copyrights or any other intellectual property rights of any other party.

         Due to the developmental characteristics of the Product, the nature of the manufacture of biological products, and the fact that AVID neither owns nor developed the Cell Line, AVID makes no representations or warranties with regards to characterization, potency and/or expression levels set forth in the Proposal for Development.

         (b) Inhibitex Representations and Warranties. Inhibitex represents and warrants (i) that it has the full power, right and authority to execute and deliver this Agreement; (ii) that it has legal title and/or a valid license to the cell banks, cell lines, raw materials, data and any other Inhibitex Property, and that it has the right to transfer and/or provide such property to AVID in connection with this Agreement and (iii) that AVID's use of such Inhibitex Property will not, to the knowledge of Inhibitex, violate or infringe on the patents, trademarks, trade names, service marks, copyrights or any other intellectual property rights of any other party.

4. IND; BLA

         (a) AVID will provide Inhibitex the batch production records for all clinical batches manufactured by AVID for Inhibitex. AVID shall provide to the FDA any other information requested by the FDA and otherwise cooperate as reasonably requested by Inhibitex, at Inhibitex's sole cost and expense, in support of Inhibitex's Investigational New Drug Application ("IND") and Biologics License Application ("BLA") related to the Product, both of which shall be filed by Inhibitex at its sole cost and expense. Any IND or BLA related to the Product shall be the sole and exclusive property of Inhibitex.

         (b) If requested by Inhibitex, AVID will file any required amendments to the BLA to allow manufacturing of the Product in its facility; provided, however, that (i) if any such amendment is required solely in order to allow manufacturing of the Product in the AVID facility, then Inhibitex shall reimburse AVID for all costs and expenses incurred in connection with such amendment and (ii) in all other cases, such costs and expenses shall be divided evenly between AVID, Inhibitex and each other customer of AVID that would benefit from such amendment; provided, however, that Inhibitex shall not reimburse AVID for more than 20% of such costs and expenses.

5. RIGHT OF ACCESS

         AVID agrees that all Project Data, equipment, and facilities relating to the Project shall be made available upon Inhibitex's request with seven days advance written notice for inspection by Inhibitex, its representatives, including authorized third party consultants, or the FDA, at any time during, and for up to six months after completion of, the Project, as long as (i) the Product is in use or under IND, providing Inhibitex notifies AVID on a yearly basis that the Product is still in trials and (ii) such inspection does not compromise normal GMP operations as reasonably determined by AVID's Quality Systems Department. Inhibitex or its authorized representative shall be allowed to perform an audit or review of any AVID facility related to the Project up to three days per GMP run at no charge to Inhibitex. Additional days will be charged on an hourly basis at $[ *** ] per hour for each member of AVID's personnel participating or otherwise assigned to such audit. AVID will, within 24 hours of notification to AVID, inform Inhibitex in



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the event of any FDA or other regulatory inspection, notice or communication relating to the Project and will immediately notify Inhibitex of any adverse event relating to the Project or any change in either (i) AVID's SOPs that pertain directly to the manufacturing process performed under the Project or
(ii) AVID's manufacturing process pertaining to the Project.

6. SUBCONTRACTORS

         AVID shall not assign, subcontract, or delegate any of its responsibilities under this Agreement without prior written consent of Inhibitex. Inhibitex shall have the right to audit and inspect, at Inhibitex's sole cost and expense, all subcontractors, including all vendors and testing contractors, subject to the approval by such vendors and testing contractors, with whom AVID may enter into agreements in the performance of its obligations with respect to the Project. AVID shall coordinate the vendor audits for Inhibitex and shall have the right to accompany Inhibitex personnel on such audits. Inhibitex shall provide to AVID, in writing, a list of approved vendors for raw materials and testing contractors. All vendors and subcontractors not on such list, and any change in vendors or subcontractors, shall be subject to the approval of Inhibitex. AVID will use its best efforts to ensure that all agreements with vendors and subcontractors include provisions to maintain the confidentiality of Confidential Information and provide Inhibitex rights with respect to such vendors and subcontractors substantially similar to the rights with respect to AVID granted to Inhibitex under Section 5.

7. INTELLECTUAL PROPERTY

         (a) Ownership of Inventions. Ownership of Inventions shall be determined by inventorship, which shall in turn be determined in accordance with U.S. patent law. The entire right and title in all Inhibitex Inventions, and any patent applications or patents based thereon, shall be owned solely by Inhibitex. The entire right and title in all AVID Inventions, and any patent applications or patents based thereon, shall be owned solely by AVID. The entire right and title in all Joint Inventions, and any patent applications or patents based thereon, shall be owned jointly by Inhibitex and AVID.

         (b) Disclosure of Inventions. Each party promptly shall disclose to the other party the making, conception or reduction to practice of Inventions by employees or others acting on behalf of such party in the performance of its obligations under this Agreement. Inhibitex and AVID each represent that all employees and others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to it, or as it shall direct, all Inventions made or developed by such employees or others.

         (c) Inhibitex License. For Inhibitex Inventions (including any unpatented Inventions or Project Data), Inhibitex hereby grants to AVID, solely for the field of contract manufacture of monoclonal antibodies (other than antibodies against cell surface adhesions) for third parties, a royalty free, non-exclusive, transferable, worldwide, paid up license, with the right to assign and sublicense; provided, however that each transferee, assignee or sublicensee shall be obligated in writing to maintain the confidentiality of any Inhibitex Confidential Information provided to it by AVID, on terms at least as restrictive as those required of AVID hereunder; and further provided that any sublicensee of AVID shall not be granted the right to grant sublicenses. Inhibitex shall have the right but no obligation to file and prosecute patent applications at its own expense for Inhibitex Inventions.


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         (d) Avid License. For AVID Inventions (including any unpatented
Inventions and Project Data), AVID hereby grants to Inhibitex, solely for the field of use required for Inhibitex to develop and commercialize its products using antibodies against cell surface adhesions, a royalty free, non-exclusive, transferable, worldwide, paid up license, with the right to assign and sublicense; provided, however that each transferee, assignee or sublicensee shall be obligated in writing to maintain the confidentiality of any Avid Confidential Information provided to it by Inhibitex ,on terms at least as restrictive as those required of Inhibitex hereunder; and further provided that any sublicensee of Inhibitex shall not be granted the right to grant sublicenses. AVID shall have the right but no obligation to file and prosecute patent applications at its own expense for AVID Inventions.

         (e) Joint Inventions. The Parties agree to cooperate in determining whether patent protection is desirable for any given Joint Invention, and if it is agreed that a patent application should be filed, the Parties shall cooperate and share the expenses incurred in the filing and prosecution of any patent application relating to a Joint Invention. If any Party elects not to file and prosecute a patent application relating to a Joint Invention, such Party shall immediately notify the other Party in writing within a reasonable period of time of such decision and the other Party shall have the right but no obligation to file and prosecute the patent application, at its sole expense, for such Joint Invention. The non-filing Party will have not input into the prosecution of the patent application for such Joint Invention(s), except as required to assist the filing Party with the prosecution of the patent application(s). The ownership rights of a non-filing Party with respect to a Joint Invention and the right to practice same shall not be affected by such Party's election to not file and prosecute a patent application therefor.

                  Notwithstanding the foregoing, (i) Inhibitex shall have the exclusive, worldwide, fully paid, royalty free right to practice Joint Inventions to make and have made those of its produces that use antibodies against cell surface adhesins (the "Inhibitex Field") and (ii) AVID shall have the exclusive, worldwide, fully paid, royalty free right to practice Joint Inventions to make and have made monoclonal antibodies (other than antibodies against cell surface adhesion) (the "AVID Field"). Inhibitex agrees that it shall not license, exclusively or non-exclusivity, or assign or transfer, any of its rights in the Inhibitex Field with respect to any Joint Invention to any third party, (a) except that Inhibitex may assign or license such rights only as necessary to have manufactured its products that use antibodies against cell surface adhesins and (b) except in the context of an assignment of this Agreement.

         (f) Project Data. Upon either the request of Inhibitex or completion of the Project, AVID shall send to Inhibitex copies of all Project Data. The Project Data shall be prepared, documented and communicated in a manner consistent with the specifications described in the Proposal for Development.

         (g) No Implied Right or License. Nothing contained in this Agreement shall be implied to grant AVID any implied right or license with respect to any Inhibitex Property, Project Data, Inhibitex Invention or any other Confidential Information of Inhibitex disclosed to AVID by Inhibitex or conceived or developed in executing the Project, other than as specifically provided herein. Nothing contained in this Agreement shall be implied as granting to Inhibitex any implied right or license with respect to any AVID Property, Project Data, AVID Invention or other Confidential Information of AVID disclosed to Inhibitex by AVID or conceived or developed in executing the Project, other than as specifically provided herein.


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8. CONFIDENTIALITY

         (a) Confidential Information: Each Party agrees that the other has and shall retain sole and exclusive rights of ownership in all Confidential Information of such other Party, including without limitation, inventions (including Inventions), information, knowledge or trade secrets whether or not such Party discloses such information to the other during the course of the Project and whether or not relevant to the Project. Each Party agrees that it will not use any Confidential Information received from the other Party except for the purposes of this Agreement and as otherwise set forth herein. Except as specifically authorized herein, each Party agrees not to disclose any Confidential Information to any third parties, and to maintain and follow reasonable procedures to prevent unauthorized disclosure or use of the Confidential Information and to prevent it from becoming disclosed or being accessed by unauthorized persons unless such disclosure is required by law or by regulatory agencies, including, but not limited to the FDA and the Securities and Exchange Commission. Each Party agrees to disclose to its employees only such Confidential Information as is necessary to each employee's responsibilities in performing the acts allowed by this Agreement. Each Party shall promptly advise the other Party of any disclosure, loss, or use of Confidential Information in violation of this Agreement. The Parties agree that, upon written request at the termination of this Agreement, any intermediate or finished Product produced by AVID pursuant to this Agreement shall be returned to Inhibitex (subject to Section 10 of this Agreement), and all Confidential Information of a Party, whether in written, graphic, or other tangible form, shall be returned to that Party upon written request of that Party at the termination of this Agreement. In addition, each Party agrees not to disclose any information pertaining to this Agreement, including costs and, Project Authorizations, unless such disclosure is required by law or regulatory agencies, including, but not limited to the FDA and the Securities and Exchange Commission.

         (b) Remedies. Because of the unique nature of the Confidential Information, each Party acknowledges and agrees that the other Party would suffer irreparable injury if the first Party fails to comply with the obligations set forth in Section 8(a) and that monetary damages would be inadequate to compensate the other Party for such breach. Accordingly, each Party agrees that the other Party will, in addition to any other remedies available to it at law, in equity or, without limitation, otherwise, be entitled to injunctive relief and/or specific performance to enforce the terms, or prevent or remedy the violation, of Section 8(a). This provision shall not constitute a waiver by either Party of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise.

9. INDEMNIFICATION AND INSURANCE

         (a) Inhibitex Indemnification. Inhibitex hereby agrees to defend, indemnify, and hold harmless AVID, its Affiliates, officers, employees, or agents, from and against all costs, claims, suits, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from (i) Inhibitex's negligent or willful misuse of any Project Data or Product or (ii) any claim that any cell line, raw material, or process provided by Inhibitex pursuant to this Agreement infringes a valid patent or is a violation of trade secret or other proprietary rights of a third party and (iii) any Product Liability claim arising out of or resulting from the storage, use or administration of the Product, provided such claim does not arise out of or result from any injury to or death of any person or damage to property which arises out of or in connection with any negligent or willful misconduct or omission by AVID relating to the performance of this



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Agreement.

         (b) AVID Indemnification. AVID shall indemnify, defend and hold harmless Inhibitex, its Affiliates, officers, employees, or agents, from and against all costs, claims, suits, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from (i) any injury to or death of any person or damage to property which arises out of or in connection with any negligent or willful misconduct or omission by AVID relating to the performance of this Agreement or (ii) any claim that any material or service provided by AVID in the course of the Project infringes a valid patent or is a violation of trade secret or other proprietary rights of a third party.

         (c) Indemnification Procedure. As a condition to the indemnified Party's right to indemnification under this Section, the indemnified Party shall give prompt notice to the indemnifying Party of any suits, claims or demands by third parties which may give rise to any loss for which indemnification may be required under this Section, but the indemnified Party's failure to do so shall not affect the indemnifying Party's obligation hereunder except to the extent of its actual damages as a result of such failure. The indemnifying Party shall be entitled to assume the defense and control of any suit, claim or demand of any third party at its own cost and expense. If the indemnifying Party shall assume the defense of such action, it shall not settle such action without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that an indemnified Party shall not be required to consent to any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of an unconditional release of the indemnified Party from all liability with respect to such action or (ii) involves the imposition of equitable remedies or the imposition of any material obligations on such indemnified Party other than financial obligations for which such indemnified Party will be indemnified hereunder. As long as the indemnifying Party is contesting any such action in good faith and on a timely basis, the indemnified Party shall not pay or settle any claims brought in such action without the prior written consent of the indemnifying Party. Notwithstanding the assumption by the indemnifying Party of the defense of any action as provided herein, the indemnified Party shall be permitted to participate in the defense of such action and to employ counsel at its own expense; provided, however, that if the defendants in any action shall include both an indemnifying Party and any indemnified Party and such indemnified Party shall have reasonably concluded that counsel selected by indemnifying Party has a potential conflict of interest because of the availability of different or additional defenses to such indemnified Party, such indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying Party, it being understood, however, that the indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (in addition to local counsel) in such action or group of related actions.


         If the indemnifying Party shall fail to notify the indemnified Party of its desire to assume the defense of any such action within the prescribed period of time, or shall notify the indemnified Party that it will not assume the defense of any such action, then the indemnified Party may assume the defense of any such action, in which event it may do so acting in good faith in such manner as it may deem appropriate, and the indemnifying Party shall be bound by any determination made in such action.



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         (d) Insurance. AVID shall obtain, at its expense, property insurance, including boiler and machinery, and general commercial liability insurance, including products liability, covering AVID's obligations hereunder, in each case, in amounts and with carriers acceptable to Inhibitex and naming Inhibitex as an additional insured, and require Inhibitex's subcontractors to obtain similar such insurance coverage. Inhibitex shall obtain, at its expense, general commercial insurance covering Inhibitex's obligations hereunder, in amounts and with carriers acceptable to AVID and naming AVID as an additional insured. Each Party will provide to the other certificates of insurance evidencing satisfaction of their obligations under this Section 9(d) within 30 days of the date hereof.


         All insurance required under this Agreement shall be maintained during the term of this Agreement, and each Party shall promptly notify the other of any cancellation or notice of cancellation received in connection with such insurance policies. Notwithstanding the preceding sentence, each Party shall be obligated to maintain the claims-made products liability insurance (or occurrence-based insurance, if available on commercially acceptable terms) obtained by it on a continuous basis without interruption (or provide "tail" coverage therefor) pursuant to this Section 9(d) during the term of this Agreement and for six years following termination or expiration of this Agreement, and the other Party shall be notified promptly of any cancellation or notice of cancellation received in connection with such Party's insurance policy. Either Party may terminate its insurance obligations herein with the prior written consent of the other Party.


10. TERMINATION

         This Agreement shall terminate upon completion of the Project unless earlier terminated in accordance with the terms of this Section 10. This Agreement may be terminated (a) by the mutual consent of the Parties or (b) by either Party, upon written notice having immediate effect, if the other Party
(i) defaults in any material respect in the performance of any of its obligations or any of its representations or warranties under this Agreement or otherwise commits any material breach of this Agreement and such default is not cured within twenty (20) days after written notice specifying in reasonable detail the nature of such default; (ii) becomes bankrupt, insolvent, makes an assignment for the benefit of creditors or proposes or makes any arrangements for the liquidation of its debts or a receiver is appointed with respect to all or any part of the assets of the other Party, or the other Party ceases or threatens to cease to carry on business or to wind-up its business, and such Party fails to provide within sixty (60) business days after notice by the other Party such specified assurances of performance as are reasonably requested in writing by the other Party; or (iii) fails to promptly secure or renew any license, registration, permit, authorization or approval necessary for the conduct of its business in the manner contemplated by this Agreement, or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days or diligent efforts are being made to effect such reinstatement.

         In the event that AVID, despite its best efforts, is unable to perform the Project or any part of it due to scientific or technical reasons, the Parties shall enter into good faith discussions for a period of sixty (60) days to attempt to resolve the relevant issues. If the matter has not been resolved within this sixty (60) day period, either party may terminate this Agreement immediately upon written notice to the other party.

          If termination occurs prior to completion of the Project, work will be suspended at the earliest possible point. Upon termination of this Agreement, AVID agrees to return to Inhibitex all Inhibitex Property once all compensation and incurred charges owed to AVID up to the date of termination have been fully paid to AVID. AVID will be permitted to retain such retention samples as are necessary to be retained by manufacturers for regulatory reasons. Upon mutual agreement of AVID and Inhibitex, AVID will also retain such other items of Inhibitex Property which are necessary for future production, such as cell banks, purification columns, and the like. There may be an additional fee, to be paid by Inhibitex, associated with storage of Inhibitex Property subsequent to the termination of this Agreement.

11.      FORCE MAJEURE

         Either Party shall be excused from performing its respective obligations under this Agreement if its performance is delayed or prevented by any event beyond such Party's reasonable control, including, but not limited to, acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, governmental action (except governmental action resulting from the negligence or willful misconduct of AVID), earthquake or terrorism provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in the Proposal for Development falling due during or subsequent to the occurrence of any or all such events shall be automatically extended for a period of time to recover from such disability. AVID shall promptly notify Inhibitex if, by reason of any of the events referred to herein, AVID is unable to meet any such time for performance specified in the Proposal for Development.

12. MISCELLANEOUS

         (a) Governing Law. This agreement shall be governed by the laws of the State of New York, without regard to the conflicts of laws or rules thereof.

         (b) Dispute Resolution. In the event of a dispute arising from the performance of this Agreement, including any dispute that has not been resolved in accordance with Section 2(d) of this Agreement, each Party agrees to notify the other Party of the specific complaints or points of disagreement and to use its good faith efforts to resolve any conflicts without legal action. Any controversy or claim arising out of or relating to this Agreement or any breach thereof that is not resolved by the Parties in the manner set forth above shall be settled by binding arbitration in New York under the then-current Commercial Arbitration Rules (the "Rules") of the American Arbitration Association by one arbitrator to be mutually agreed upon by the Parties. In the event that the Parties cannot so agree, such arbitrator shall be elected in accordance with the Rules. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrators shall have no authority to award punitive or exemplary damages against either Party. The costs of the arbitration, including administration fees and fees of other arbitrators, shall be shared by the Parties in proportion to their fault as determined by the arbitrator. Notwithstanding the foregoing, the Parties agree that if any breach or threatened breach of this Agreement would necessarily result in immediate, irreparable injury to a Party, that Party, in addition to any other remedies available under this Agreement, shall have the right to seek injunctive relief in any court of competent jurisdiction in any court of competent jurisdiction.

         (c) Independent Contractors. For purposes of this Agreement, AVID shall be deemed to be an independent contractor and not an agent or employee of Inhibitex and nothing in this

Agreement shall be construed to create any other relationship between AVID and Inhibitex. Neither Party shall have any right, power, or authority to assume, create, or incur any expense, liability or obligation, expressed or implied, on behalf of the other, except as expressly set forth in the Proposal for Development. AVID shall be solely responsible for withholding and payment of all appropriate state and federal taxes, including social security payments, with respect to all of its employees.

         (d) Severability/Enforceability. If any provision(s) of this Agreement shall be held invalid, illegal, or unenforceable by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said provision(s), consistent with the intent of the Parties at the time of its execution. If deletion of such provision materially alters the basis of this Agreement, then the Parties shall negotiate a good faith alternative.

         (e) Modification/Waiver. This Agreement, including the Proposal for Development, may not be altered, amended, or modified, nor shall any obligation or breach be deemed waived, in any way, unless such alteration, amendment or modification is in writing and signed by the Parties or such waiver is in writing and signed by the waiving Party. The failure of a Party to enforce any provision(s) of this Agreement shall not be construed to be a waiver of the right of such Party to thereafter enforce that provision or any other provision or right.

         (f) Notices. All notices and demands required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, properly addressed to the address of the Party to be notified as shown below:

                  If to AVID:
                           Avid Bioservices, Inc.
                           14272 Franklin Ave.
                           Tustin, CA  92780
                           Attention: Paul Lytle
                           Telephone: 714-508-6100
                           Facsimile: 714-838-5817

                  with a copy to:
                           Jeffers, Shaff & Falk, LLP
                           18881 Von Karman Avenue, Suite 1400
                           Irvine, California 92612
                           Attn: Mark Ziebell, Esq.
                           Telephone: 949-660-7700
                           Facsimile: 949-660-7799

                  If to Inhibitex:
                           Inhibitex, Inc.
                           8995 Westside Parkway, Suite 150
                           Alpharetta, GA  30004
                           Attention:  Robert Schweiger
                           Telephone: (678) 336-2600
                           Facsimile: (678) 336-4193

                  with a copy to:
                           Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, NY 10174
                           Attn:  David S. Rosenthal, Esq.
                           Telephone: 212-973-0111
                           Facsimile: 212-891-9598

or to such other address as to which either Party may notify the other. Any notice sent by facsimile transmission or telex shall be followed within 24 hours by a signed notice sent by first class mail, postage prepaid.

         (g) Assignability: Neither AVID nor its Affiliates may assign its rights and/or delegate its obligations under this Agreement to any party without Inhibitex's prior written consent, however, that no such consent shall be necessary for an assignment by AVID to an Affiliate or entity acquiring all or substantially all of AVID's assets related to the subject matter of this AGREEMENT, which Affiliate or acquiring entity has a net worth at least equal to that of AVID's. Notwithstanding anything else in this Agreement to the contrary, AVID may not assign its rights and/or delegate its obligations under this Agreement if such action would in any way impair or jeopardize any regulatory approval for the manufacture of the Product or affect the regulatory status of Inhibitex or the Product. Inhibitex may assign its rights hereunder in whole or part, or delegate any of its obligations hereunder to any third party, provided such third party agrees to be bound by the terms of this Agreement and provided that Inhibitex promptly notifies AVID of such assignment.

         (h) Public Announcements. No public announcement relating to the Product or this Agreement shall be made by either Party without the prior written consent of the other Party, and neither Party shall use the name of the other Party to this Agreement, any trademark or trade name, or the name of any employee of the other Party in any advertising or news release without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may at any time make any announcement which is required by applicable law, agency regulation or administrative order.

         (i) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         (j) Survival. The following paragraphs shall survive the termination or expiration of this Agreement for any reason: 2(f), 7, 8 and 9.

         (k) Integration. This Agreement, including the Proposal for Development, constitutes the entire Agreement between Inhibitex and AVID and supersedes all prior communications, understandings, and agreements (including any prior confidentiality agreement) with respect thereto. The terms of this Agreement shall prevail in the event of unclear or conflicting terms in the Proposal for Development.

         (l) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one instrument. This Agreement may be evidenced by facsimile signatures.

         IN WITNESS THEREOF: the Parties have caused this Agreement to be duly executed as of the day and year first above written.


                                       INHIBITEX, INC.



                                       By:  /s/  William D. Johnston
                                          -------------------------------------


                                            William D. Johnston, President & CEO
                                       ----------------------------------------
                                       Print Name and Title


                                       AVID BIOSERVICES, INC.



                                       By:  /s/  Paul Lytle
                                          -------------------------------------

                                            Paul Lytle, CFO
                                       ----------------------------------------
                                       Print Name and Title

                                    Exhibit A
                            Proposal for Development

                                   [AVID LOGO]


                 Proposal for Development and GMP Production of
                              Monoclonal Antibodies

                                  Prepared For:

                                 Inhibitex, Inc.

                                      Date:

                                 March 14, 2002

                        Avid Bioservices, Inc. Contacts:

                    Gene Yoshioka, Production Project Manager
                                 (714) 508-6081
                              gyoshioka@avidbio.com

     Richard Richieri, Vice President, Manufacturing and Process Development
                                 (714) 508-6055
                              rrichieri@avidbio.com

                             Steven King, President
                                 (714) 508-6044
                                sking@avidbio.com

                                 Paul Lytle, CFO
                                 (714) 508-6047
                               plytle@avidbio.com

                                      INDEX

A. PROJECT OBJECTIVES, MILESTONES AND DELIVERABLES

-        Part 1-Project Initiation and Establishing GMP Documentation

-        Part 2-Technology Transfer and Process Development

-        Part 3-Production Runs

-        Part 4-Fill and Finish Activities

-        Part 5-Regulatory Consulting

-        Part 6-Stability Studies

B. GENERAL TERMS

-        Project Authorization

-        Project Communication

-        Production Slot Reservation Payment Terms

-        Emergency Back-up System

-        Security

-        Plans to implement 21 CFR, Chapter l1 regulations

-        Confidentiality

-        Contaminated Production Runs

C.       EXHIBITS

Exhibit A-Project Authorization
Exhibit B-Available Production Slots

A. PROJECT OBJECTIVES, MILESTONES AND DELIVERABLES

PART 1 - PROJECT INITIATION AND ESTABLISHING GMP DOCUMENTATION

OBJECTIVES:

The objectives of the Project initiation are as follows:

1. Inhibitex to transfer cell line documentation, process development information and analytical test methods to Avid Bioservices, Inc. for review and comment.

2. Finalize a project plan that will encompass all Avid and Inhibitex activities related to SA-mAb development from Master Cell Bank generation to the release of vialed material to Inhibitex for a phase 1 clinical trial. Project plan would be created through a series of discussions, with the purpose of establishing a working and an initial regulatory strategy (additional regulatory consulting will be performed in accordance with Part 5 attached hereto) for GMP production of the SA-mAb to support an IND filing. Topics to be discussed include:

-        Cell line assessment

-        MCB characterization to support IND filing

-        Process development necessary to support process specifications

-        Product characterization to support IND filing

-        Viral clearance studies to support IND filing

-        Strategy for stability studies

-        Allocation of resources and timelines

-        Assay development

-        Facility and process improvements necessary for GMP production

The objectives for establishing GMP documentation are as follows

1. The SA-mAb cell line will be received, documentation associated with cell line will be evaluated and a determination will be made as to further testing or development that may be necessary prior to beginning production of the master cell bank.

2. Review of raw materials necessary for the production of the SA-mAb and generation of new raw material specifications as needed

3. Review of test methods necessary for in-process, bulk and final material testing. Generation of test methods and test method forms for all process and product specifications,

4. Once process development and downstream processing development is complete, generation of all documents necessary for GMP production.

5. Agreement on specification documents for in-process, bulk and final materials.

6.       Assist Inhibitex with assembling CMC section for the SA-mAb.

The GMP documentation transfer/generation process will be a continuous process that begins with the project initiation and continues through completion of the CMC section for the SA-mAb and release of the final product. Activities include all QA/Document control aspects involved in the generation of necessary documentation including initiation of documents, routing and review of new documents, approval of documents, issuing all production related documents, review of batch record documents and storage of necessary documents.

PROJECT MILESTONES:

1. Assessment of incoming cell line and process documentation (INHX and AVID)

2.       Project initiation meetings to finalize project plan (INHX and AVID)

3. Generation of an initial regulatory strategy for the development SA-mAb (INHX and AVID)


4.       Generation and approval of documentation relating to GMP production

         a)       Batch Production Records

         b)       Standard Operating Procedures

         c)       Raw Material Specifications and vendor qualifications

         d)       In-Process, Bulk and Final Material Specifications

         e)       Test methods

5.       Completion of the CMC section for the SA-mAb

6. Implementation of facility and process improvements deemed necessary for a quality process (see part B)

                                                                                        TARGET DATE FROM AGREEMENT
INHIBITEX DELIVERABLES:                                                                 SIGNING

1.  Inhibitex to provide copies of cell line documentation including technical           60 Days
reports, test results and process information

2.  Inhibitex to provide available specifications/documentation for cell culture         60 Days
equipment

3.  Inhibitex to provide available process related documentation for upstream and        60 Days
downstream processing steps

4.  Inhibitex to provide available raw material specifications                           60 Days

                                                                                        TARGET DATE FROM RECEIPT OF
AVID DELIVERABLES:                                                                      CELL LINE

1.  Avid to generate and rout for approval Batch Production Records for Inhibitex's      100 days
process
2.  Avid to provide bill of materials (including quantities and type) for batch          80 days
production
3.  Avid/INHX to generate raw material specifications and quality specifications for     45 days
SA-mAb
4.  Avid/Inhibitex to generate a strategic plan for the GMP production of the SA-mAb     30 days
to support an IND filing
5. Avid to assist with generating the CMC section for an IND including facilities,      150 days.
process and testing sections.

COSTS:

Project initiation and establishing GMP documentation                 $[  ***  ]

PAYMENT TERMS:

$[ *** ] due within 30 days of contract signing
$[ *** ] due within 60 days of contract signing
$[ *** ] due upon successful completion of clinical batch

              PART 2 - TECHNOLOGY TRANSFER AND PROCESS DEVELOPMENT

OBJECTIVE:

The overall objectives of the Technology Transfer and Process Development part of the project is to establish all procedures and processes necessary to manufacture the SA-mAb under GMP. Specific objectives include:

-        Transfer the SA-mAb research cell line from Inhibitex to Avid
         Bioservices, Inc.

- Once the research cell line meets minimum requirements for sterility and mycoplasma, produce a Master Cell Bank (approximately 150 vials) and initiate agreed-upon internal and external testing

- Transfer analytical methods from Inhibitex to Avid for testing the SA-mAb.

-        Transfer gold standard SA-mAb from Inhibitex to Avid Bioservices, Inc.

-        Establish test methods and documentation at Avid Bioservices, Inc.

-        Generate reports pertaining to the establishment of the test methods.

- Transfer upstream and downstream production methods from Inhibitex to Avid for the production of the SA-mAb. This includes personnel time associated with assay transfer, assay development and process development. Reports will be generated that document the assay qualification and upstream/downstream processing development.

Inhibitex Deliverables (the timing of the below deliverables will be determined in accordance with the Project Plan in Part 1 above)

- Provide available specifications/documentation for purification equipment and materials

- Provide available process related documentation for all purification steps

- Provide copies of Test Methods associated with in-process and bulk product testing

-        Provide reference material for testing in Avid's labs

-        Purchase purification columns and matrices

-        Transfer SA-mAb cell line from Inhibitex to Avid

- Assist with transfer analytical methods and reference materials from Inhibitex to Avid

Deliverables (the timing of the below deliverables will be determined in accordance with the Project Plan in Part 1 above):

1.       Preparation of Master Cell Bank (150+ vials)]

2.       Outside testing of the MCB

3.       Assay Transfer and setup

         a) In-process, bulk and final testing assays transferred from Inhibitex

         b)       Immunoreactivity/Potency assay transferred from Inhibitex

         c)       Establishment and documentation of QC test methods at Avid

         d)       Qualification of the QC assays per agreed-upon protocols

         e)       Validation of the Endotoxin assay

4.       Establish upstream process.

         a)       Media selection as agreed upon

         b)       Growth and productivity experiments

         c)       Pilot scale stirred tank production (20-30 liter) (If needed)

5. Establish downstream process up to completion of the manufacturing work order.

         a)       Clarification

         b)       Protein A loading/elution conditions

         c)       Low Ph hold step

         d)       SP Sepharose

         e)       Q Sepharose

         f)       Viral filter (DV20/DV50)

         g)       Concentration/buffer exchange via Ultra Filtration

         h)       Report preparation

6.       GMP Documentation

         a)       Assay Test Methods

         b)       Development report for cell culture process.

         c)       Development report for purification process

         d) Establish Standard Operating Procedures for cell culture process

         e) Establish Standard Operating Procedures for purification process

         f) Generation of Manufacturing Work Orders and associated documentation

7.       Viral Clearance (scale down and study support)

         a)       Scale Columns and Gel Matrices

         b) Run full scale process intermediates over small-scale version to validate scaled process

         c)       Prepare validation report

8.       Outside testing and viral clearance studies as agreed upon

         a)       Transfer small scale process to vendor lab

         b)       Directly assist vendor during validation study


ESTIMATED COSTS AND TIME

Preparation of Master Cell Bank (150+ vials)                                              $ [  ***  ]
Outside testing of the MCB (estimated $[  ***  ])                                         billed at [  ***  ]
Assay transfer and set-up                                                                 $ [  ***  ]
Establish upstream process (may be adjusted based on Avid's required involvement          $ [  ***  ]
Establish downstream process up to the completion of the manufacturing work order         $ [  ***  ]
GMP documentation                                                                         $ [  ***  ]
Viral clearance (scale-down and study support)                                            $ [  ***  ]
Travel expenses                                                                           billed at [  ***  ]
Outside testing and viral clearance studies as agreed upon                                billed at [  ***  ]
Dedicated equipment and supplies (estimated at <$[  ***  ])                               billed at [  ***  ]

PAYMENT TERMS:

All amounts due under Part 2 are due within 30 days of invoicing. Invoice will be generated at the completion of the each task identified above.

PART 3 - PRODUCTION RUNS

OBJECTIVE:

-        Procure Raw Materials

-        Testing and release of Raw Materials

-        Shakedown run at 300L scale (tox study material) to be filled at Avid

-        Manufacture product at the 300L scale

-        Test and release raw materials used in production

-        Test in-process and sterile bulk material

- Provide customer with GMP manufactured and tested product meeting specifications for filling.

DELIVERABLES (THE TIMING OF THE BELOW DELIVERABLES WILL BE DETERMINED ITS ACCORDANCE WITH THE PROJECT PLAN IN PART 1 ABOVE):

1.       Raw materials

         a)       Purchase raw materials

         b)       Testing of raw materials

         c)       Release raw materials

2.       Cell Culture

         a)       Thaw vial and grow cells to inoculate 300L liter reactor

         b)       Grow cells in reactor according to agreed-upon protocols

3.       Purification

         a)       Protein A

         b)       Viral Inactivation

         c)       Q-Sepharose

         d)       SP-Sepharose

         e)       Viral Filtration

4.       Formulation

         a)       Buffer Exchange

         b)       Concentration Adjustment

5.       Sterile Filtration

6.       Quality Testing


         a)       In-process testing (internal and external as agreed upon)


         b)       Bulk testing (internal and external as agreed upon)

7.       Quality Assurance

         a)       Review of all test results from outside vendors

         b)       Review and approval of Batch Production Records

         c)       Review and approval of environmental testing results

8.       Generate C of A for the purified bulk

ESTIMATED COSTS AND TIME:

300 Liter clinical batch runs (composite price for the entire process (excluding       $ [  ***  ] per run
raw material cost), from inoculum prep to issuing C of A).
Includes deliverables detailed above in numbers 1 through 8.

300 Liter non-clinical batch runs, including the fill of the tox material up to 100    $ [  ***  ] per run
vials. (composite price for the entire process (excluding raw material cost), detailed above in numbers 1 through 6

20-30 liter non-clinical batches (includes downstream processing and standard          $ [  ***  ] per day of
in-house testing).                                                                     bioreactor time

Raw Materials & Outside Testing.                                                       billed at [  ***  ]%

PAYMENT TERMS:

Production Runs

- 25% non-refundable deposit is due in advance to reserve any production slot and at the latest must be received prior to ordering raw materials for the production run.

-        25% is due upon the completion of fermentation.

-        50% is due upon completion of the batch.

Upon written notice from Inhibitex, Avid shall reserve any available production slot for up to two weeks without payment. If the non-refundable deposit has not been received by Avid within two weeks of notification, Avid shall have no obligation to hold and reserve such production slot.

PART 4 - FILL AND FINISH ACTIVITIES

Avid shall be responsible for production of bulk antibody product (drug substance) and for filing and release of final product vials (drug product). Avid shall either identify an outside vendor for contract fill/finish activities or perform the filling at its facilities.

OUTSIDE CONTRACTED FILL/FINISH

Activities and estimated costing associated with establishing fill/finish at a sub-contractor's site shall include:

1.       Identifying the sub-contractor (No charge)

2. Qualifying the vendor through an on-site audit ($[ *** ] per day + travel time (i.e. one travel day (if necessary) and one audit day = $[ *** ])

3. Negotiating contract with outside contractor (subject to approval from Inhibitex) ($[ *** ])

4.       Overseeing pre-filling qualification activities (TBD)

-        Generation of falling batch record

-        Approval of vial labels

-        Water and media fills

-        Cleaning validation as necessary

5.       Product Filling (estimated at $[ *** ] to $[ *** ] billed at [ *** ]

-        Vial filling underclass 100 conditions

-        Inspection, labeling and packaging of filled product

-        Avid review of documentation associated with filled product.

6.       In-house and external testing for release of drug product (TBD)

7.       Generating a certificate of compliance and C of A

8        Shipping the material to Inhibitex (TBD)

AVID'S IN-HOUSE FILL/FINISH


Avid is reviewing its filling capabilities and will make a determination as to its ability to provide fill/finish services, If Avid determines it can provide such service, it will provide Inhibitex with a written proposal to fill Inhibitex's bulk antibody at Avid's facilities.


PART 5 - REGULATORY CONSULTING

Avid will provide Inhibitex with regulatory consulting services outside the scope described in part 1. Services included in part 1 are:

- Generating an initial strategic and regulatory plan for the CMC section of an IND including testing, viral clearance studies

-        Assisting with preparing the CMC section of the IND

- General regulatory questions that may occasionally arise during the project (not requiring research or written reports)

Avid's Regulatory Affairs department shall provide regulatory assistance outside the scope of Part 1 at a flat rate of $[ *** ] per day. Teleconferences shall be billed at a rate of $[ *** ] per hour for the participation of the VP of Regulatory Affairs / QA. Services outside the scope of Part 1 include:

-        FDA meeting strategy

-        Attending meetings with the FDA (pre-IND, end of phase I, end of phase
         II)

-        Participating in FDA teleconferences

-        Participating in the End of Phase 2 meeting

PART 6 - STABILITY STUDIES

Avid shall write the draft stability protocols for drug substance and final vialed product for approval by Inhibitex. After approval, Avid shall initiate stability studies for the time frame specified in the protocol.

Avid shall bill Inhibitex for these services as follows;

1. Protocol write up and approval, $[ *** ] per hour (estimated maximum of $[ *** ])

2. Stability study costs will be based on number of time points, storage conditions and tests conducted. These will be determined after the drug substance and final vialed product specifications have been approved, This will include review of test data and generation of quarterly reports for submission to Inhibitex.

3. No charge for storage of retains for up to one year. In excess of one year, at a flat rate of $[ *** ] per year. Retains not to exceed 25 units of final vialed product or 5 vials of drug substance.

GENERAL TERMS

PROJECT AUTHORIZATION

         a) Each project will be defined by a project authorization and pre-approved by both parties in writing. Project authorization forms will be an addendum to the Agreement and Proposal for Development which defines a project and is executed by Inhibitex and Avid and which specifies the project tasks to be performed by one or more project teams. The project authorization form will list project objectives, the project deliverables, the project milestones, an estimated project cost, the project schedule, and any special conditions/ requirements which might apply to the project.

                  Additional work performed outside the scope of this Proposal for Development will be billed at $[ *** ] per hour upon prior approval by Inhibitex and completion of the project authorization.

         b) Notwithstanding anything else contained herein or in the Agreement (including but not limited to Section 12(k)), Inhibitex shall have right to terminate the Project and have no further payment obligations, provided that Inhibitex shall be obligated for payments due under all Project Authorizations entered into prior to such termination,

         c) An example of a project authorization form is attached as Exhibit A.

PROJECT COMMUNICATION

The parties have each appointed a Project Manager to assume responsibility for their respective roles and obligations under the Agreement and Proposal for Development as follows:

                  For Inhibitex, Jeff Robbins
                  For Avid, Richard Richieri

The parties' respective Project Managers will be responsible for:

- Coordinating all implementation of the Project, including overseeing the performance and (together with the Quality Assurance Department of the parties) quality thereof;


- Arranging and personally attending at Inhibitex sole cost, except as otherwise provided in Part 1, including Avid's travel expenses and personnel time outside the scope of the Agreement and Proposal for Development, progress and other meetings at intervals and locations as agreed between the parties from time to time, to discuss developments and seek to resolve any issues arising under the Agreement and Proposal for Development. The parties' respective Project Managers shall use all reasonable best efforts to resolve all such issues, but shall refer all problems which are outside their ordinary authority to resolve to appropriate members of the parties' respective senior management or the Project Team;


-        Day-to-day liaison between the parties;

- Identifying which Inventions have been created or developed, prior to or as soon as reasonably practicable following creation or development of the same in the course of the Project; and

- Such other matters as may be agreed between the parties from time to time.

Either party may replace its appointed Project Manager at any time on prior written notice to the other party.

Upon reasonable notice as mutually agreed by the parties, Avid shall permit Inhibitex Project Manager (and other representatives duly authorized by Inhibitex) access to its premises while the Project is being conducted as may be reasonably appropriate, as long as it will not interfere with Avid's GMP operations.

If Avid wants to deviate from the Project Plan, Avid shall notify Inhibitex in writing, by facsimile or at least by e-mail, about the planned change before it is implemented. In any event, any change in the process which might have an impact on compliance with cGMP is deemed to be a material deviation which must be reported to the Inhibitex Project Manager.

Should any unforeseen and unwanted material deviations occur, Avid shall inform the Inhibitex Project Manager promptly and without undue delay. During cGMP manufacturing, such unplanned and unwanted material deviations must be communicated to the Inhibitex Project Manager preferably within 24 hours, but no later than 72 hours, Such deviations shall be documented and processed according to Avid relevant SOP's.

PRODUCTION SLOT RESERVATION


Scheduling of production slots is subject to facility availability. Inhibitex can lock-in and secure an available production slot by paying Avid a non-refundable deposit equal to 25% of the anticipated production run. In the event that Inhibitex has reserved a production slot and the process development timeline does not meet the timing of the reserved production slot, Inhibitex shall have the right to shift or move its reserved product slot to an a non-reserved production slot at no charge to Inhibitex only if (i) Avid has not denied another customer's contract manufacturing needs who was interested in Inhibitex's reserved time slot being shifted or moved or (ii) the production plan has been delayed due to no fault of Inhibitex.


Available production slots as of the date of this Proposal for Development are attached hereto as Exhibit B.

PAYMENT TERMS

All fees, expenses, costs due under the Proposal for Development as specified in the Parts 1 through 5 shall be billed by AVID at the end of each month. Unless as otherwise agreed upon in Parts 1 through 5, Payments will be due within 30 days after invoicing.

If Inhibitex has not made payment within 30 days of invoicing, Avid will send a reminder notice to Inhibitex, If payment is not made within 10 business days of receiving the reminder notice, the outstanding balance due Avid shall accrue interest at an annual rate of 5% above the then-current U.S. Prime Rate, and Avid may (i) stop performing the Project and/or (ii) withhold delivery of any Product until payment is received in full, including any interest due thereon.

Unless as other agreed to herein, all equipment, materials, and supplies required in conjunction with any of the above projects will be billed at [ *** ]. All equipment/material purchased will be dedicated to Inhibitex and not be used for any other application. Any outsourced services required in conjunction with any of the above projects will be billed at [ *** ].

EMERGENCY BACK-UP SYSTEM

At its sole cost and expense, Avid shall investigate and use it best efforts, to determine and procure a back-up generator system to backup critical equipment as soon as is reasonably possible. Avid and Inhibitex understand that such system will require, among other items, certain permits, consents of third parties, engineering drawings and plans, an approved contractor, and validation studies, including full load testing.

SECURITY


At its sole cost and expense, Avid shall investigate and use it best efforts to implement as soon as reasonably possible, a security system to insure the safety and integrity of the manufacturing operations 24 hours a day, seven days a week.


21 CFR, CHAPTER 11 REGULATIONS


At its sole cost and expense, Avid will generate and fill a position responsible for bringing all of Avid's information systems into compliance with 21 CFR chapter 11. The new position will be responsible for developing a strategy for reviewing Avid's current information systems and implementing a program to bring Avid into compliance with federal regulations. It is expected that the position will be filled within 30 days of execution of the Agreement.


CONFIDENTIALITY

All terms and conditions in the Agreement and Proposal for Development are confidential and cannot be disclosed without the prior written consent of both parties, unless as required by law or by the Securities & Exchange Commission.

CONTAMINATED PRODUCTION RUNS

Production runs (including upstream and downstream processing to bulk filtration) that become contaminated or otherwise unusable due to errors on the part of Avid's production staff or equipment will be repeated at no cost to Inhibitex. Avid will use its best efforts to complete the run as soon as possible and preferably in the next time slot.

                                                                       EXHIBIT A

                                INHIBITEX - AVID

                              PROJECT AUTHORIZATION

Project Authorization Number: ________________________

Estimated Total Costs:     $_________________________

GIMP Production   [ ]   Technology Transfer  [ ]     R&D     [ ]


Project Description:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


PROJECT DELIVERABLES:

Authorization:

INHIBITEX

Name:
      ---------------------------
Signature:
      ---------------------------
Title:
      ---------------------------
Date:
      ---------------------------

AVID

Name:
      ---------------------------
Signature:
      ---------------------------
Title:
      ---------------------------
Date:
      ---------------------------

                                 AMENDMENT NO. 1
               TO THE AGREEMENT FOR SERVICES DATED MARCH 14, 2002
            BY AND BETWEEN AVID BIOSERVICES, INC. AND INHIBITEX, INC.

         This AMENDMENT No. 1 is made this 20 day of January, 2003 by and between Avid Bioservices, Inc., a Delaware corporation (hereinafter referred to as "AVID"), having its principal OFFICE AT 14272 Franklin Avenue, Suite 115, Tustin, California 92780, and INHIBITEX, INC., a Delaware corporation (hereinafter referred to as "INHIBITEX"), having its principal office at 8995 Westside Parkway, Suite 150, Alpharetta, Georgia 30004.

         WHEREAS, INHIBITEX has requested from AVID certain contract filling services of its Product.

         WHEREAS, AVID has certain experience and expertise to fill antibody products.

         WHEREAS, AVID desires to limit its liability with respect to filling the Product.

         NOW THEREFORE, the Parties hereby agree to the additional terms and conditions with respect to filling of Product as follow:

         During the vial filling operation performed by AVID, AVID's liability for any loss or damage to the Product shall be limited to the cost of fill as defined by the Project Authorization. In the event the Product is damaged due to AVID's negligence or willful misconduct, AVID's liability shall be limited to the cost to manufacture the bulk material. With respect solely to contract filling, negligence shall be defined as strictly a departure from AVID's internal procedures for filling the Inhibtex Product . As an example, negligence shall not include contaminated Product that was filled under AVID's internal procedures.

         All other terms and conditions set forth in the original agreement dated March 14, 2002 shall remain in full force and effect.

         IN WITNESS THEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                        INHIBITEX, INC.


                                        By:     /s/ Robert Schweiger
                                            ------------------------------------

                                            Robert Schweiger - VP Business Dev.

                                        AVID BIOSERVICES, INC.


                                        By:    /s/ Paul Lytle
                                            ------------------------------------

                                            Paul Lytle, CFO

                                 AMENDMENT NO. 2
               TO THE AGREEMENT FOR SERVICES DATED MARCH 14, 2002
            BY AND BETWEEN AVID BIOSERVICES, INC. AND INHIBITEX, INC.

         This AMENDMENT No. 2 is made this 20th day of February, 2003 by and between Avid Bioservices, Inc., a Delaware corporation (hereinafter referred to as "AVID"), having its principal office at 14282 Franklin Avenue, Tustin, California 92780, and INHIBITEX, INC., a Delaware corporation (hereinafter referred to as "INHIBITEX"), having its principal office at 8995 Westside Parkway, Suite 150, Alpharetta, Georgia 30004.

         WHEREAS, INHIBITEX has requested from AVID two (2) additional 300 liter runs of INHIBITEX' Aurexis(TM) antibody per the attached proposal dated January 22, 2003.

         WHEREAS, AVID has certain experience and expertise to manufacture and fill INHIBITEX' Aurexis(TM) antibody.

         WHEREAS, INHIBITEX desires to limit its liability with respect to any power failure that could be avoided if AVID had procured a backup generator.

         WHEREAS, AVID is willing to accept the additional liability of the product with respect solely to any power that could have been avoided by a backup generator.

         NOW THEREFORE, the Parties hereby agree to the additional terms and conditions with respect to filling of Product as follow:

         AVID shall accept all liability of the Product manufactured on or after the effective date of this Amendment No. 2 pertaining solely to the loss product caused by a power failure which could have been avoided with a backup generator. In no event shall AVID's liability exceed the price of the contract per the attached project proposal.

         All other terms and conditions set forth in the original agreement dated March 14, 2002 and Amendment No. 1 dated January 20th, 2003 shall remain in full force and effect.

         IN WITNESS THEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                           INHIBITEX, INC.


                                           By:          /s/ William B. Johnston
                                               ---------------------------------

                                               William B. Johnston, Pres. & CEO
                                           -------------------------------------
                                           Print Name and Title

                                           AVID BIOSERVICES, INC.


                                           By:          Steven King
                                               ---------------------------------

                                                        Steven King, President
                                           -------------------------------------
                                           Print Name and Title